Exhibit 99.1

C&J ENERGY SERVICES COMPLETES ACQUISITION OF O-TEX HOLDINGS, INC.

HOUSTON, November 30, 2017 – C&J Energy Services, Inc. (“C&J”) (NYSE: CJ) announced today that it has completed its acquisition of all of the outstanding equity interests of O-Tex Holdings, Inc. and its operating subsidiaries, including O-Tex Pumping, L.L.C. (collectively, “O-Tex”), in a cash and stock transaction. The total consideration paid by C&J consisted of approximately $132.5 million in cash (subject to certain customary post-closing purchase price adjustments) and 4.42 million shares of C&J’s common stock. The cash component of the purchase price was funded with cash on hand.

Founded in 2007, O-Tex is the fourth largest provider of oilfield cementing services in the U.S. based on internal data and industry sources. O-Tex specializes in both primary and secondary downhole specialty cementing services in most major U.S. shale plays with eight field offices, eight lab facilities and one of the youngest fleets in the industry.

C&J’s President and Chief Executive Officer, Don Gawick, stated, “The completion of this acquisition immediately transforms our cementing business into one of the largest and most competitive in the U.S. as we join efforts with O-Tex and their successful team. We are excited to accelerate the growth of our well construction and intervention services business in the Lower 48 and continue to deliver the highest quality service to our customers safely, efficiently and with operational excellence.”

About C&J Energy Services

C&J Energy Services is a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services to oil and gas exploration and production companies. We offer a comprehensive suite of services throughout the life cycle of the well, including fracturing, cased-hole wireline and pumping, cementing, coiled tubing, directional drilling, rig services, fluids management, artificial lift and other well support services. We are headquartered in Houston, Texas and operate across all active onshore basins of the continental United States. For additional information, please visit www.cjenergy.com.

C&J Energy Services Investor Contact

Daniel E. Jenkins

Vice President – Investor Relations

investors@cjenergy.com

713-260-9986

Forward-Looking Statements and Cautionary Statements

This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “once,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks, contingencies and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical results. For additional information regarding known material factors that could cause our actual results to differ from our present expectations, please see our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.